SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 15, 2009 (April 15, 2009)

AMC ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8747 (Commission File Number)	43-1304369 (I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.02 and 7.01    Results of Operations and Financial Condition; Regulation FD Disclosure.

The Company is filing this Current Report on Form 8-K to furnish certain results of operations regarding preliminary fourth quarter financial results.  The information in these Items is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.  These preliminary results are subject to change.

Preliminary Fourth Quarter Results for Fiscal 2009:

Thirteen Weeks Ended April 2, 2009 and Fourteen Weeks Ended April 3, 2008

Admissions.       Admissions revenues from continuing operations decreased 6.3% to $381,963,000 during the thirteen weeks ended April 2, 2009 compared to the fourteen weeks ended April 3, 2008. The decrease is primarily due to the fourteen weeks ended April 3, 2008 including more days of the New Year’s Day holiday box office revenues as well as an additional week of operating results when compared to the thirteen weeks ended April 2, 2009.  Based on available industry sources, box office revenues for comparable theatres (theatres opened on or before the fourth quarter of fiscal 2008) slightly underperformed the overall industry comparable theatres in markets where we operate.  We believe our underperformance is primarily due to year-over-year change in product genre.

Liquidity and Capital Resources

The Company remains focused on managing liquidity and may continue to evaluate its capital structure as well as debt reduction opportunities in the future including indebtedness of the Company, indebtedness of its parent Marquee Holdings Inc. or indebtedness of Marquee Holdings Inc’s. parent AMC Entertainment Holdings, Inc. Reductions of indebtedness by the Company, Marquee Holdings Inc. or AMC Entertainment Holdings, Inc. may be funded by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: April 15, 2009	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer